Exhibit 16.1

September 18, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by PDF Solutions, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of PDF Solutions, Inc. dated September 13, 2018. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

San Jose, California

Attachment – Form 8K

PricewaterhouseCoopers LLP, 488 Almaden Boulevard, Suite 1800, San Jose, CA  95110

T: (408) 817 3700, F:  (408) 817 5050, www.pwc.com/us

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 13, 2018

PDF SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

000-31311

(Commission File Number)

Delaware	25-1701361
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2858 De La Cruz Boulevard

Santa Clara, CA 95050

(Address of principal executive offices, with zip code)

(408) 280-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 4.01 Changes in Registrant’s Certifying Accountant.
Item 9.01. Letter from PricewaterhouseCoopers (“PwC”) dated September 18, 2018
SIGNATURES

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 13, 2018, PricewaterhouseCoopers (“PwC”) was dismissed as the PDF Solutions, Inc. (the “Company”) independent registered public accounting firm.  The Audit Committee (the “Committee”) of the Board of Directors of PDF Solutions, Inc. (the “Company”) participated in and approved the decision to change the Company’s independent registered public accounting firm on September 12, 2018.

The reports of PwC on the Company’s consolidated financial statements for the fiscal years ended December 31, 2017 and 2016 and for each of the two years in the period ended December 31, 2017 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2017 and 2016, and in the subsequent interim period through September 13, 2018, there were no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the matter in their report. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the two fiscal years ended December 31, 2017 and 2016, or in the subsequent period through September 13, 2018.

The Company has provided a copy of the foregoing disclosures to PwC and requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether PwC agrees with the above statements. A copy of PwC’s letter, dated September 18, 2018, is filed as Exhibit 16.1 to this Form 8-K.

The Committee approved the appointment of BPM LLP (“BPM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, subject to completion of its standard client acceptance procedures.  During the two most recent fiscal years and in the subsequent interim period through September 13, 2018, the Company has not consulted with BPM with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers (“PwC”) dated September 18, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF SOLUTIONS, INC. (Registrant)

By:	/s/John K. Kibarian
John K. Kibarian President, Chief Executive Officer and Director

 Dated: September 18, 2018